Exhibit 4.2
THIS STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 HEREOF.
WARRANT TO PURCHASE SHARES
OF COMMON STOCK, NO PAR VALUE, OF
ROCKWELL MEDICAL TECHNOLOGIES, INC.
June 18, 2009, as of October 3, 2007
     THIS STOCK PURCHASE WARRANT (“Warrant”) CERTIFIES THAT, for value received, subject to the provisions hereinafter set forth, Lions Gate Capital (the “Holder”) is entitled to purchase from Rockwell Medical Technologies, Inc., a Michigan corporation, and its successors and assigns (the “Company”) up to 135,000 shares (the “Warrant Shares”) of common stock of the Company, no par value (the “Common Stock”) in accordance with that certain Consulting Agreement, dated as of October 3, 2007, between the Company and Holder (the “Consulting Agreement”). This Warrant is subject to the provisions and adjustments, and exercise hereof is subject to and will be made on the terms and conditions, hereinafter set forth.
     The following is a statement of the rights of the Holder of this Warrant and the terms and conditions to which this Warrant is subject, to which terms the Holder hereof, by acceptance of this Warrant, assents.
1. EXERCISE OF WARRANT
     The Holder has earned six 15,000 share installments (each, a “Primary Installment”) on each of October 3, 2007, November 1, 2007, December 1, 2007, January 1, 2008, February 1, 2008 and March 1, 2008, respectively. In addition, the Holder has earned three 15,000 share installments (each, a “Secondary Installment”) on each of April 1, 2008, May 1, 2008 and June 1, 2008, respectively. A Primary Installment or Secondary Installments is sometimes referred to herein generically as an “Installment.” Each Installment shall become exercisable on the first anniversary of the date on which such Installment was earned.
     The exercise price for the Warrant Shares earned in the Primary Installments is $7.00 per share and the exercise price for the Warrant Shares earned in the Secondary Installments is $7.50 per share (each, an “Exercise Price” and collectively, the “Exercise Prices”).
     Subject to the conditions set forth herein, this Warrant may be exercised in whole at any time or in part from time to time by the Holder hereof by the surrender of this Warrant at the principal office of the Company on or before October 3, 2011, accompanied by a signed notice of exercise in the form attached hereto and payment to the Company of the applicable Exercise Price for the Warrant Shares intended to be purchased. Such payment shall be made by Holder to the Company in the form of cash or a certified or cashier’s check. Notwithstanding any other provision in this Warrant to the contrary, this Warrant shall not be deemed exercised until payment in full of the applicable Exercise Price for the Warrant Shares to be purchased has been received by the Company as specified in this Section 1.

2. ADJUSTMENTS
     (a) In the event the Company shall (i) pay a dividend to the holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then (A) the number of Warrant Shares in each Installment that, at such time, remain available for purchase pursuant to this Warrant ( “Available Warrant Shares”) shall be adjusted so that such amount is equal to the number of shares of Common Stock which Holder would have owned immediately after such event had the number of Available Warrant Shares in such Installment immediately prior to the occurrence of such event, been owned on the record date for such event and (B) the Exercise Prices shall be adjusted by multiplying each Exercise Price in effect immediately prior to such event by a fraction (x) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. Such adjustment shall become effective immediately after the opening of business on the day following such record date or the day upon which such dividend, subdivision or combination becomes effective.
     (b) In the event the Company shall (i) issue by reclassification of its Common Stock any shares of the Company of any class or series, (ii) merge or consolidate with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock), (iii) sell or otherwise convey to another entity all or substantially all of the assets of the Company followed by the distribution of the proceeds thereof to the shareholders of the Company, or (iv) engage in a share exchange involving all or substantially all of the stock of the Company, then the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, instead of the Available Warrant Shares with respect to each Tranche, the consideration which the Holder would have owned immediately after such event had the Available Warrant Shares in such Tranche been owned immediately prior to the occurrence of such event.
     (c) No adjustment shall be required unless such adjustment would require an increase or decrease of at least one-tenth of a share in the number of Warrant Shares, or at least one-tenth of a cent in each of the Exercise Prices; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.
     (d) No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The number of shares issued shall instead be rounded down to the nearest whole share and any fractional share disregarded.
     (e) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 2.
3. FULLY PAID STOCK
     The Company agrees that the Warrant Shares delivered upon exercise of this Warrant as herein provided shall, at the time of such delivery, be fully paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. During the period within which this Warrant may be exercised for Common

Stock, the Company will at all times have authorized, and hold in reserve for issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.
4. LOST OR STOLEN WARRANTS
     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of the lost, stolen or destroyed Warrant, upon receipt of an indemnity agreement or bond from Holder reasonably satisfactory to the Company.
5. ASSIGNMENT
     This Warrant is not assignable or transferable and any such attempted assignment or transfer shall be null and void unless the Holder has received the prior written consent of the Company to any such assignment or transfer. The Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.
6. SECURITIES MATTERS
     (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable “Blue Sky” laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that Holder (i) is receiving this Warrant and, upon exercise, is acquiring the Warrant Shares for Holder’s own account and not on behalf of others, and is not taking this Warrant or any of the Warrant Shares with a view to the “distribution” thereof (as that term is defined in the Act and the rules and regulations of the Securities and Exchange Commission thereunder); (ii) will not offer, distribute, sell, transfer or otherwise dispose of this Warrant or the Warrant Shares except pursuant to (A) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto, or (B) an opinion addressed to the Company, which opinion and the counsel rendering it reasonably are deemed satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws; (iii) represents at the date of this Warrant that (A) Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act, (B) Holder’s financial condition is such that Holder is able to bear the risk of holding the Warrant and the Warrant Shares for an indefinite period of time, and (C) Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the risks and merits of acquiring and exercising the Warrant; and (iv) acknowledges that, at the time of exercise of the Warrant, (A) Holder will have access to all of the Company’s reports filed electronically with the Securities and Exchange Commission, (B) Holder has had the opportunity to ask questions and receive answers concerning the terms of the Warrant, and (C) Holder will have such knowledge and experience in financial and business matters that Holder is capable at such time of evaluating the risks and merits of exercising the Warrant. Except to the extent that the sale of the Warrant Shares by the Company upon exercise of the Warrant has been registered under the Act, each and every certificate representing Warrant Shares delivered upon exercise of this Warrant shall bear the following legend:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     (b) Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of this Warrant is subject to its receipt of satisfactory assurance that the issuance of such shares shall not violate any of the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. No Warrant Shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under applicable securities laws.
7. NO RIGHTS AS SHAREHOLDER
     Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company.
8. MISCELLANEOUS
     (a) All covenants and agreements of the Company in this Warrant shall be binding upon the Company’s successors and assigns.
     (b) This Warrant shall be construed and enforced in accordance with the laws of the State of Michigan without regard to choice of law principles that would compel the application of the law of any other jurisdiction.
     (c) Except as provided in Section 2, this Warrant may be amended only with the written consent of the Company and the Holder.
     (d) Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by United States mail, by registered mail, postage prepaid, or by courier or express delivery service (including, without limitation, Federal Express and UPS), and if to the Holder, addressed to the Holder at 7394 Mariner Drive, Maple Grove, MN 55311, and if to the Company, addressed to it at 30142 Wixom Road, Wixom, Michigan 48393, Attention: Chief Financial Officer, or to such other address or attention as shall be furnished in writing by the Company or the Holder. Any such notice or other communication shall be deemed to have been given as of the date received.
     (e) In the event of any conflict between this Warrant and the Consulting Agreement, the terms of this Warrant shall control.
     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by a duly authorized officer and this Warrant to be dated as of the date set forth above.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:	/s/ Thomas E. Klema
	Its:	CFO

NOTICE OF EXERCISE
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
Attention: Chief Financial Officer
     A Warrant was issued to the undersigned as of October 3, 2007 to purchase up to 135,000 shares of Rockwell Medical Technologies, Inc. common stock at the exercise prices set forth in the Warrant. The undersigned hereby elects to exercise the Warrant with respect to                      shares at an exercise price of $___. Payment of the exercise price is being made by certified or cashier’s check delivered with this notice.
     The stock certificate for the shares acquired upon exercise should be issued to:

(name)

(address)

(Social Security No. or EIN)

LIONS GATE CAPITAL
By:
Its:
Dated:

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